																Exhibit 99 (a)
MORTGAGE AND OTHER NOTES PAYABLE
INCLUDING WEIGHTED AVERAGE INTEREST RATES AT DECEMBER 31, 2006

			Beneficial	Effective		LIBOR
		100%	Interest	Rate	(a)	Rate
		12/31/06	12/31/06	12/31/06		Spread	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	Total
Consolidated Fixed Rate Debt:
Beverly Center		343.6	343.6	5.28%			4.8	5.0	5.4	5.7	6.0	6.3	6.6	303.8			343.6
Cherry Creek Shopping Center	50.00%	280.0	140.0	5.24%												140.0	140.0
Great Lakes Crossing		142.9	142.9	5.25%			2.5	2.6	2.7	2.9	3.0	3.2	126.0				142.9
International Plaza (b)	50.10%	178.7	89.5	4.38%	(c)		1.7	87.8	(b)								89.5
MacArthur Center	95.00%	138.2	131.5	6.87%	(d)		2.7	2.8	3.0	122.9							131.5
Northlake Mall		215.5	215.5	5.41%												215.5	215.5
Regency Square		77.8	77.8	6.75%			1.1	1.2	1.3	1.4	72.8						77.8
Stony Point Fashion Park		111.9	111.9	6.24%			1.5	1.5	1.6	1.8	1.9	2.0	2.1	99.5			111.9
The Mall at Short Hills		540.0	540.0	5.47%											540.0		540.0
The Mall at Wellington Green	90.00%	200.0	180.0	5.44%											180.0		180.0
Total Consolidated Fixed		2,228.7	1,972.6				14.3	100.9	14.1	134.6	83.7	11.4	134.8	403.3	720.0	355.5	1,972.6
Weighted Rate		5.47%	5.53%				5.68%	4.57%	5.86%	6.76%	6.58%	5.44%	5.27%	5.52%	5.46%	5.34%

Consolidated Floating Rate Debt:
Dolphin Mall (e)		5.0	5.0	6.05%	(f)	0.70%			5.0	(g)							5.0
Fairlane Town Center (e)		55.0	55.0	6.05%	(f)	0.70%			55.0	(g)							55.0
The Mall at Partridge Creek		22.0	22.0	6.50%	(f)	1.15%				22.0							22.0
TRG Revolving Credit		8.1	8.1	6.31%	(h)			8.1									8.1
Twelve Oaks Mall (e)		0.0	0.0		(f)	0.70%											0.0
Other		0.8	0.4	8.25%			0.2	0.1	0.1								0.4
Total Consolidated Floating		90.9	90.5				0.2	8.2	60.1	22.0	0.0	0.0	0.0	0.0	0.0	0.0	90.5
Weighted Rate		6.20%	6.19%				8.25%	6.34%	6.05%	6.50%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Consolidated		2,319.5	2,063.1				14.4	109.1	74.2	156.6	83.7	11.4	134.8	403.3	720.0	355.5	2,063.1
Weighted Rate		5.50%	5.56%				5.71%	4.70%	6.02%	6.72%	6.58%	5.44%	5.27%	5.52%	5.46%	5.34%

Joint Ventures Fixed Rate Debt:
Arizona Mills	50.00%	137.8	68.9	7.90%			0.9	0.9	1.0	66.0							68.9
Fair Oaks	50.00%	140.0	70.0	6.60%				70.0									70.0
The Mall at Millenia	50.00%	210.0	105.0	5.46%				0.9	1.4	1.5	1.6	1.6	98.1				105.0
Sunvalley	50.00%	128.0	64.0	5.67%			1.0	1.1	1.2	1.2	1.3	58.2					64.0
Waterside Shops at Pelican Bay	25.00%	165.0	41.3	5.54%												41.3	41.3
Westfarms	78.94%	198.5	156.7	6.10%			2.4	2.6	2.7	2.9	3.1	142.9					156.7
Total Joint Venture Fixed		979.3	505.8				4.3	75.5	6.3	71.7	6.0	202.7	98.1	0.0	0.0	41.3	505.8
Weighted Rate		6.14%	6.18%				6.36%	6.57%	6.17%	7.73%	5.84%	5.97%	5.46%	0.00%	0.00%	5.54%

Joint Ventures Floating Rate Debt:
Taubman Land Associates	50.00%	30.0	15.0	6.21%	(i)							15.0					15.0
Other		2.1	1.4	8.12%			0.6	0.3	0.3	0.1							1.4
Total Joint Venture Floating (j)		32.1	16.4				0.6	0.3	0.3	0.1	0.00	15.0	0.0	0.0	0.0	0.0	16.4
Weighted Rate		6.34%	6.37%				8.12%	8.12%	8.12%	8.12%	0.00%	6.21%	0.00%	0.00%	0.00%	0.00%

Total Joint Venture		1,011.4	522.2				5.0	75.8	6.6	71.8	6.0	217.7	98.1	0.0	0.0	41.3	522.2
Weighted Rate		6.14%	6.19%				6.58%	6.58%	6.26%	7.73%	5.84%	5.99%	5.46%	0.00%	0.00%	5.54%

TRG Beneficial Interest Totals
Fixed Rate Debt		3,207.9	2,478.5				18.6	176.4	20.4	206.3	89.7	214.1	232.9	403.3	720.0	396.8	2,478.5
		5.73%	5.66%				5.84%	5.43%	5.96%	7.10%	6.53%	5.94%	5.35%	5.52%	5.46%	5.36%
Floating Rate Debt		123.0	106.8				0.8	8.5	60.4	22.1	0.00	15.0	0.0	0.0	0.0	0.0	106.8
		6.24%	6.22%				8.14%	6.41%	6.06%	6.51%	0.00%	6.21%	0.00%	0.00%	0.00%	0.00%
Total		3,330.9	2,585.3				19.4	184.9	80.8	228.4	89.7	229.1	232.9	403.3	720.0	396.8	2,585.3
		5.75%	5.69%				5.93%	5.47%	6.04%	7.04%	6.53%	5.96%	5.35%	5.52%	5.46%	5.36%

	Average Maturity Fixed Debt							7
	Average Maturity Total Debt							7

(a)
Includes the impact of interest rate swaps, if any, but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt, or interest rate cap premiums.

(b)	The Company has entered into three forward starting swaps totaling $150 million (beneficial interest $75 million) to partially hedge the planned refinancing of International Plaza in January 2008. The weighted average forward swap rate for these three swaps is 5.33%, excluding the credit spread.
(c)	Debt is reduced by $0.2 million of purchase accounting discount from acquisition which increases the stated rate on the debt of 4.21% to an effective rate of 4.38%.
(d)	Debt includes $2.8 million of purchase accounting premium from acquisition which reduces the stated rate on the debt of 7.59% to an effective rate of 6.87%.
(e)	TRG's $350 million revolving credit facility was amended in August 2006. Dolphin, Fairlane, and Twelve Okas are now direct borrowers under this facility.
(f)	The debt is floating month to month at LIBOR plus spread.
(g)	One year extension option available.
(h)	Rate floats daily.
(i)	Debt is swapped to an effective rate of 5.95% from January 2, 2007 to maturity.
(j)
Excludes The Pier Shops at Caesars' mortgage of $86.0 million at 100%.  The loan has an effective rate of 8% at December 31, 2006 and matures in 2007 with two one-year extension options available.  The debt floats month to month at LIBOR plus 2.65% spread.  The debt is guaranteed 100% by the joint venture partner.